UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

ATLIS MOTOR VEHICLES INC.
(Name of Registrant as Specified in its Charter)

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ATLIS MOTOR VEHICLES INC.

1828 N. Higley Rd., Ste 116

Mesa, AZ 85205

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Atlis Motor Vehicles Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of record of the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Atlis Motor Vehicles Inc., a Delaware corporation (the “Company”), in connection with a corporate action taken by the holders of a majority of the issued and outstanding voting securities of the Company, approving, for purposes of Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)”), by written consent in lieu of a special meeting dated November 2, 2022, the issuance by the Company to certain institutional investors in a private placement (the “Private Placement”) of (i) Senior Secured Original Issue 10% Discount Convertible Promissory Notes (and the underlying shares of Class A Common Stock) and (ii) warrants to purchase shares of the Company’s Class A Common Stock (and the underlying shares of Class A Common Stock).

The approval of the Private Placement for purposes of Nasdaq Rule 5635(d) was taken by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company has obtained the approval of the Private Placement from stockholders holding a majority of the Company’s issued and outstanding voting securities.

The accompanying Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the action taken by the written consent.

The corporate action shall be effective on or about December 20, 2022, or approximately 20 days after we mail this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve the Private Placement. The accompanying Information Statement is provided solely for your information.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors, /s/ Mark Hanchett Mark Hanchett Chief Executive Officer Dated: November 28, 2022

INFORMATION STATEMENT

OF

ATLIS MOTOR VEHICLES INC.

1828 N. Higley Rd., Ste 116

Mesa, AZ 85205

(602) 309-5425

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NOVEMBER 28, 2022

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN

CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

Atlis Motor Vehicles Inc., a Delaware corporation (“Atlis,” the “Company,” “we,” or “us”), is sending you this Information Statement solely for purposes of informing its stockholders of record as of November 15, 2022 (the “Record Date”), in the manner required by Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the action taken by written consent by Mark Hanchett, the Chief Executive Officer of the Company, and Annie Pratt, the President of the Company (together, the “Majority Stockholders”), the holders of a majority of the issued and outstanding voting securities of the Company, to approve, for purposes of Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)”), the issuance by the Company to certain institutional investors in a private placement (the “Private Placement”) of (i) Senior Secured Original Issue 10% Discount Convertible Promissory Notes (and the underlying shares of Class A Common Stock) and (ii) warrants to purchase shares of the Company’s Class A Common Stock (and the underlying shares of Class A Common Stock).

The Class A Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”), and the Company is subject to Nasdaq’s rules and regulations, including Nasdaq Rule 5635(d), which requires stockholder approval prior to the issuance in a transaction (other than a public offering) of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power of a company for a purchase price that is lower than (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of a binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (such lower amount, the “Minimum Price”).

The approval of the Private Placement for purposes of Nasdaq Rule 5635(d) was taken by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

On November 2, 2022, the board of directors of the Company (the “Board”) adopted resolutions approving the transactions in connection with the Private Placement. In connection with the adoption of these resolutions, the Board had been informed that the Majority Stockholders were in favor of this proposal and would enter into a written consent approving the Private Placement. On November 2, 2022, the Majority Stockholders consented in writing to the Private Placement.

Accordingly, all necessary corporate approvals in connection with the Private Placement have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Company’s issued and outstanding voting securities.

PRIVATE PLACEMENT

Purpose of the Private Placement

The Board believes it is in the best interests of the Company to raise capital in the amount of $30.0 million in a private placement transaction to fund the working capital needs of the Company.

Description of the Private Placement

On November 3, 2022, Atlis Motor Vehicles, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue to the Investors, for gross proceeds of up to $27,000,000, Senior Secured Original Issue 10% Discount Convertible Promissory Notes (the “Notes”) in the aggregate principal amount of up to $30,000,000 and warrants (the “Warrants”) to purchase a number of shares of the Class A Common Stock (the “Warrant Shares”) equal to 30% of the face value of the Notes divided by the volume weighted average price, in three tranches (such transaction, the “Private Placement”). The Purchase Agreement contains customary representations and warranties by the Company and customary conditions to closing.

Under the first tranche of funding, which closed upon signing of the Purchase Agreement, for gross proceeds of $9,000,000, the Company issued Notes to the Investors in the aggregate principal amount of $10,000,000 and Warrants to purchase up to 231,312 Warrant Shares. Upon the third trading day following the effectiveness of the Registration Statement (as defined below), and subject to the satisfaction of certain conditions, a second tranche of funding will be provided by the Investors in the aggregate principal amount of $10,000,000, for gross proceeds to the Company of $9,000,000. Upon the thirtieth trading day following the closing of the second tranche of funding, and subject to the satisfaction of certain conditions, a third tranche of funding will be provided by the Investors in the aggregate principal amount of $10,000,000, for gross proceeds to the Company of $9,000,000. Such additional principal amounts, if funded, will be added to the principal amount of the Notes, and the Investors will be entitled to receive additional Warrants to purchase Warrant Shares equal to 30% of the face value of the Notes divided by the volume weighted average price.

The Notes mature 24 months after issuance, do not initially bear any interest and are convertible into shares of the Company’s Class A Common Stock (the “Conversion Shares”) at an initial conversion price equal to the lesser of $15.00 per share of Class A Common Stock or 92.5% of the average of the three lowest daily volume weighted average prices of the Class A Common Stock during the ten trading days immediately preceding the notice of voluntary conversion of the Notes, subject to adjustment as further specified in the Notes. The Notes will be fully repayable in cash upon maturity. In addition, the Investors have the option to request prepayment of the Notes in an amount up to 20% of the gross proceeds received by the Company from any subsequent financing.

The Notes contain a number of customary events of default. Additionally, the Notes are secured by all of the assets of the Company, pursuant to a security agreement that was entered into with the collateral agent, in connection with the issuance of the Notes (the “Security Agreement”).

The Warrants are exercisable at an initial exercise price equal to the lesser of $15.00 per share or 92.5% of the average of the three lowest daily volume weighted average prices of the Class A Common Stock during the ten trading days immediately preceding the notice of exercise, subject to adjustment. The Warrants carry a 5-year term and, if not exercised, will terminate on November 3, 2027.

In connection with the Private Placement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to file a registration statement (a “Registration Statement”) with the Securities and Exchange Commission registering the resale of the Conversion Shares and the Warrant Shares within 20 days after the closing of the first tranche of funding and within 20 days after the closing of the third tranche of funding, as applicable, and to cause any such Registration Statement to become effective within 60 days after filing.

The offer and sale of the Notes, Conversion Shares, Warrants and Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

The above description of the terms and conditions of the Notes, Warrants, Purchase Agreement, Security Agreement and Registration Rights Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreements and instruments, copies of which are attached to the Company’s Current Report on Form 8-K as Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3, respectively, filed with the SEC on November 4, 2022, which is incorporated by reference herein.

Reason for Stockholder Approval

Pursuant to Nasdaq Stock Market Listing Rule 5635(d), if an issuer intends to issue securities in a transaction which could result in the issuance of 20% or more of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the Minimum Price for such stock, the issuer generally must obtain the prior approval of its stockholders. The number of shares of Class A Common Stock to be issued to the Investors in the Private Placement upon conversion of the Notes and exercise of the Warrants could result in the issuance of a number of shares exceeding the threshold and pricing for which stockholder approval is required under Nasdaq Rule 5635(d). To ensure compliance with Nasdaq Rule 5635(d), the Majority Stockholders approved the Private Placement.

Approval of the Private Placement

The approval of the Private Placement, including for purposes of Nasdaq Rule 5635(d), requires the approval of the holders of our outstanding Class A Common Stock and Class D common stock, par value $0.0001 per share (“Class D Common Stock” and together with Class A Common Stock, “Common Stock”), having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

We have two classes of common stock outstanding, Class A Common Stock and Class D common stock. As of the Record Date, the Company was authorized to issue 54,307,968 shares of Class A Common Stock and 41,925,572 shares of Class D Common Stock, and had 9,706,019 shares of Class A Common Stock and 30,675,370 shares of Class D Common Stock issued and outstanding. Holders of our Class A Common Stock and Class D Common Stock vote together as a single class on all matters presented to our stockholders for approval, except as otherwise required. Holders of shares of Class A Common Stock are entitled to cast one vote per share and holders of shares of Class D Common Stock are entitled to cast ten votes per share.

The Majority Stockholders collectively held 30 shares of Class A Common Stock and 30,675,372 shares of Class D Common Stock as of the Record Date, representing approximately 97% of the voting power of all shares of Common Stock. Accordingly, the limitations on issuances and sales of securities under Nasdaq Rule 5635(d) will not apply to the issuances of shares of Class A Common Stock upon conversion of the Notes or exercise of the Warrants.

This Information Statement is first being mailed on or about November 30, 2022 to the Company’s stockholders of record as of the Record Date. The corporate action shall be effective on or about December 20, 2022, or approximately 20 days after we mail this Information Statement.

Effect of the Private Placement on Existing Stockholders

The issuance of securities pursuant to the Purchase Agreement will not affect the rights of the Company’s existing stockholders, but such issuances will have a dilutive effect on the Company’s existing stockholders, including the voting power of the existing stockholders.

We have agreed to file the Registration Statement to permit the public resale of the shares of Class A Common Stock underlying the Notes and Warrants. The influx of those shares into the public market could have a negative effect on the trading price of our Class A Common Stock.

Notice Pursuant to Section 228 of the General Corporation Law of the State of Delaware

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the DGCL, our stockholders are not entitled to appraisal rights with respect to the Private Placement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, have any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our Common Stock (which interest does not differ from that of the other holders of our Common Stock).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to the Company, the following table sets forth information as of the Record Date regarding the beneficial ownership of the Company’s Common Stock by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of Common Stock;

•	each of the Company’s named executive officers and directors; and

•	all of the Company’s officers and directors as a group.

The percentage ownership information shown in the table is based upon 9,706,019 shares of Class A Common Stock and 30,675,370 shares of Class D Common Stock outstanding as of the Record Date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person as of a particular date, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of such date are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

	Class A Shares		% of Class	Class D Shares	% of Class	Combined Voting Power(1)
5% Stockholders(2)
Mark Hanchett	22,603,706	(3)	70.0%	22,603,675	73.7%	71.4%
Annie Pratt	8,071,696	(4)	45.4%	8,071,695	26.3%	25.5%
Named Executive Officers and Directors(2)
Mark Hanchett	22,603,706	(3)	70.0%	22,603,675	73.7%	71.4%
Annie Pratt	8,071,696	(4)	45.4%	8,071,695	26.3%	25.5%
Benoit Le Bourgeois	126,007	(4)	1.3%	-	-	*
Britt Ide	54,030	(5)	*	-	-	*
Caryn Nightengale	18,000	(4)	*	-	-	*
All directors and executive officers as a group (8 individuals)	31,013,439	(6)	76.2%	30,675,370	100.0%	96.9%

* Represents beneficial ownership of less than 1%.

(1)	Represents the percentage of voting power with respect to all shares of the Company’s outstanding capital stock voting together as a single class. Does not include shares underlying stock options that are currently exercisable or exercisable within 60 days of November 16, 2022. The holders of our Class D common stock are entitled to 10 votes per share and the holders of our Class A Common Stock are entitled to one vote per share.

(2)	The business address of each of the individuals is c/o Atlis Motor Vehicles Inc., 1828 N Higley Rd., Suite 116 Mesa, Arizona 85205.

(3)	Includes 22,603,676 shares of Class A Common Stock underlying options that are currently exercisable.

(4)	Solely represents shares of Class A Common Stock underlying options that are currently exercisable.

(5)	Includes 54,000 shares of Class A Common Stock underlying options that are currently exercisable.

(6)	Includes 30,993,379 shares of Class A Common Stock underlying options that are currently exercisable.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at 1828 N. Higley Rd., Ste 116, Mesa, AZ 85205, or you can contact us via telephone at (602) 309-5425. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Any statements contained in this Information Statement that are not statements of historical fact may be forward-looking statements, including, without limitation, the timing of and the anticipated benefits of the Private Placement. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will” and words or phrases of similar substance used in connection with any discussion of future operations, financial performance, plans, events, trends or circumstances can be used to identify some, but not all, forward-looking statements. These forward-looking statements are just predictions and involve significant risks and uncertainties, many of which are beyond our control, and actual results may differ materially from these statements. Factors that could cause actual outcomes or results to differ materially from those reflected in forward-looking statements include, but are not limited to, those discussed in our filings with the SEC.

Except as may be required by applicable law, the Company does not undertake or intend to update or revise any forward-looking statements, and the Company assumes no obligation to update any forward-looking statements contained in this Information Statement as a result of new information or future events or developments. Thus, you should not assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other documents with the SEC. These reports contain additional information about Atlis. The Company’s SEC filings are made available electronically to the public at the SEC’s website located at www.sec.gov. Stockholders can also obtain free copies of the Company’s SEC filings through the “Investors” section of the Company’s website at www.biovieinc.com. The Company’s website address is being provided as an inactive textual reference only. The information provided on the Company’s website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this Information Statement, and therefore is not incorporated herein by reference.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this Information Statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. The Company is incorporating by reference the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2022.

The Company undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may obtain documents incorporated by reference by requesting them in writing at Atlis Motor Vehicles Inc., 1828 N. Higley Rd., Ste 116, Mesa, AZ 85205 or by telephone at (602) 309-5425.

OTHER MATTERS

The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement. This Information Statement is dated November 28, 2022. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

The Company will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of the Company’s Common Stock for the forwarding of this Information Statement to the beneficial owners of the Company’s Common Stock. The Company will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

By Order of the Board of Directors, /s/ Mark Hanchett Mark Hanchett Chief Executive Officer Dated: November 28, 2022